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                                                                     EXHIBIT 8.2

                                   May 5, 2000



VA Linux Systems, Inc.
1382 Bordeaux Drive
Sunnyvale, CA 94089

Ladies and Gentlemen:

     We have acted as counsel to VA Linux Systems, Inc., a Delaware corporation ("VA Linux") in connection with the proposed merger (the "Merger") among VA Linux, Atlanta Acquisition Corp., a Delaware corporation and wholly-owned transitory merger subsidiary of VA Linux ("Merger Sub"), and Andover.Net, Inc., a Delaware corporation ("Andover.Net") pursuant to an Agreement and Plan of Reorganization dated as of February 2, 2000, and as amended on February 11, 2000 and February 25, 2000, and as subsequently amended and restated as of April 26, 2000 (the "Merger Agreement"). The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of VA Linux which includes the Proxy Statement/Prospectus of Andover.Net and VA Linux (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Proxy Statement/Prospectus.

     In connection with this opinion, we have examined and are familiar with the Merger Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Merger Agreement, (ii) the truth and accuracy of the representations and warranties made by VA Linux and Andover.Net in the Merger Agreement, and (iii) the truth and accuracy of the certificates of representations to be provided to us by VA Linux, Andover.Net and Merger Sub.

     Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "Material Federal Income Tax Consequences," subject to the limitations and qualifications described therein, sets forth the material current federal income tax considerations generally applicable to the Merger. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place which could affect the United States federal

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income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service.

     In rendering this opinion, we have assumed that Hutchins, Wheeler & Dittmar, A Professional Corporation has delivered, and has not withdrawn, an opinion that is substantially similar to this one. No opinion is expressed as to any federal income tax consequences of the Merger except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ WILSON SONSINI GOODRICH & ROSATI

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation